Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-137998) of Southern Union Company of our report dated February 25, 2008, relating to the consolidated financial statements of Citrus Corp., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 29, 2008